Exhibit 99.1

28405 Van Dyke Avenue
Warren, Michigan 48093
www.AssetAcceptance.com

Contact:

Jeff Lambert, Jeff Tryka

Lambert, Edwards & Associates

616-233-0500 / aacc@lambert-edwards.com

Asset Acceptance Capital Corp. Announces Third Quarter 2008 Results

Reports Cash Collections of $90.8 Million, Operating Expenses Decline to 55.2% of Cash

Collections and Purchasing of $36.0 Million

Warren, Mich., November 4, 2008 – Asset Acceptance Capital Corp. (NASDAQ: AACC), a leading purchaser and collector of charged-off consumer debt, today announced third quarter 2008 results, highlighted by higher net income and Adjusted EBITDA.

Asset Acceptance reported cash collections of $90.8 million in the third quarter ended September 30, 2008, versus cash collections of $90.7 million in the year-ago period. For the nine-month period ended September 30, 2008, the Company reported cash collections of $286.2 million, an increase of 1.5 percent compared to the same nine-month period in 2007.

Total revenues increased 11.0 percent to $58.4 million in the third quarter 2008, compared to total revenues of $52.6 million in the third quarter of 2007. Purchased receivable revenues were $58.1 million for the current quarter, an increase of $6.1 million, or 11.7 percent, from $52.0 million in the 2007 third quarter. During the third quarter of 2008, the Company’s amortization rate, or cash collections applied to principal, decreased to 36.0% from 42.7% in the third quarter of 2007. The Company reported a third quarter 2008 net impairment charge of $3.1 million, versus a net impairment charge of $13.8 million in the prior year quarter. Net impairments for the first nine months of 2008 totaled $8.4 million versus $23.5 million for the first nine months of 2007.

Net income for the current quarter was $3.0 million, or $0.10 per fully diluted share, compared to a net loss of $1.7 million, or $0.05 per fully diluted share, in the third quarter of 2007. Earnings Before Interest, Taxes, Depreciation and Amortization, including purchased receivable amortization (“Adjusted EBITDA”), increased to $41.9 million in the third quarter of 2008, up 5.0 percent compared to the year-ago period. For the nine-month period ended September 30, 2008, Adjusted EBITDA grew to $140.8 million, an increase of 7.2 percent when compared to the same nine-month period in 2007. Please refer to the table on page 5, which reconciles net income according to Generally Accepted Accounting Principles (“GAAP”) to Adjusted EBITDA.

Rion Needs, Senior Vice President and COO, commented: “We are pleased to continue the trend of lower operating expenses in comparison to the prior year not only as a percentage of cash collections but also in absolute dollars. Notably, this came despite an increasingly difficult collections environment. Operating expenses as a percent of cash collections declined more than 200 basis points to 55.2 percent in the third quarter versus 57.4 percent in the third quarter of last year. The most significant improvement in our operating expense structure occurred from the initiative implemented in the first quarter to better match our legal collections and expenses. At the same time, our account representative productivity declined for the quarter by approximately 12 percent which we

Asset Acceptance Third Quarter 2008 Results

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believe was primarily the result of a more challenging collections environment. We will continuously refine and improve our collection tools and remain committed to providing all of our associates with better training and development initiatives that will enable us to maximize our collections in any environment.”

During the third quarter of 2008, the Company invested $36.0 million to purchase charged-off consumer debt portfolios with a face value of $725.8 million, for a blended rate of 4.96 percent of face value. This compares to the prior-year third quarter, when the Company invested $35.1 million to purchase consumer debt portfolios with a face value of $1.9 billion, representing a blended rate of 1.89 percent of face value. All purchase data is adjusted for buybacks.

“Our dollars invested in purchasing consumer debt portfolios returned to more normalized levels during the quarter,” said Brad Bradley, Chairman, President and CEO of Asset Acceptance Capital Corp. “The economy has continued to deteriorate and credit card charge-off and unemployment rates have increased. The financial markets are in turmoil, and economic conditions may very well get worse before they get better. As a result, we were selective in our approach to purchasing during the quarter as we expect there will be additional supply and better pricing in the next 12 to 18 months.”

The Company provided the following details regarding purchased receivable revenues:

	Three months ended September 30, 2008
Year of Purchase	Collections	Revenue	Amortization Rate	Monthly Yield(1)		Net Impairments	Zero Basis Collections
2002 and prior	$11,088,771	$10,470,757	N/M%	N/M	%	$—	$10,139,534
2003	8,756,051	8,133,560	7.1	34.78		(293,200)	5,392,539
2004	7,477,697	5,214,842	30.3	6.90		1,121,000	857,394
2005	8,067,921	2,718,048	66.3	2.54		1,757,000	12,306
2006	17,983,016	13,561,339	24.6	6.01		12,000	1,909,125
2007	21,783,298	10,476,335	51.9	2.93		488,000	43,414
2008	15,618,774	7,540,551	51.7	2.74		—	—

Totals	$90,775,528	$58,115,432	36.0	5.45		$3,084,800	$18,354,312

	Three months ended September 30, 2007
Year of Purchase	Collections	Revenue	Amortization Rate	Monthly Yield(1)		Net Impairments	Zero Basis Collections
2001 and prior	$8,393,785	$8,394,658	N/M%	N/M	%	$—	$8,393,785
2002	9,216,465	7,307,752	20.7	56.31		(46,600)	5,979,626
2003	13,745,208	9,309,806	32.3	18.08		159,300	3,703,211
2004	11,542,711	6,251,686	45.8	5.48		2,599,000	701,046
2005	11,977,322	(1,942,723)	116.2	(1.07)		11,124,000	25,775
2006	25,166,089	17,032,010	32.3	5.22		5,300	2,489,766
2007	10,706,862	5,681,345	46.9	2.30		—	—

Totals	$90,748,442	$52,034,534	42.7	5.57		$13,841,000	$21,293,209

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	Nine months ended September 30, 2008
Year of Purchase	Collections	Revenue	Amortization Rate	Monthly Yield(1)		Net Impairments	Zero Basis Collections
2002 and prior	$38,448,367	$36,759,752	N/M%	N/M	%	$(550,000)	$34,828,065
2003	31,199,446	27,553,337	11.7	33.70		(1,311,400)	17,491,792
2004	25,992,434	18,034,090	30.6	7.16		2,808,664	2,651,637
2005	28,762,384	11,025,465	61.7	2.90		4,362,986	56,605
2006	64,213,311	40,767,563	36.5	5.42		2,460,000	5,766,090
2007	73,446,469	32,799,249	55.3	2.73		668,000	78,674
2008	24,170,141	11,107,343	54.0	2.69		—	27,779

Totals	$286,232,552	$178,046,799	37.8	5.76		$8,438,250	$60,900,642

	Nine months ended September 30, 2007
Year of Purchase	Collections	Revenue	Amortization Rate	Monthly Yield(1)		Net Impairments	Zero Basis Collections
2001 and prior	$29,075,495	$29,086,944	N/M%	N/M	%	$—	$28,909,608
2002	31,648,465	22,868,712	27.7	35.62		162,500	15,835,814
2003	46,176,202	31,082,260	32.7	15.54		1,783,600	9,739,777
2004	38,397,854	22,901,860	40.4	5.90		7,074,800	2,320,943
2005	40,451,980	17,445,342	56.9	2.79		13,803,000	56,005
2006	77,889,306	51,034,709	34.5	4.79		633,300	4,733,507
2007	18,394,511	9,911,639	46.1	2.33		—	—

Totals	$282,033,813	$184,331,466	34.6	6.66		$23,457,200	$61,595,654

(1)	The monthly yield is a weighted-average yield determined by dividing purchased receivable revenues recognized in the period by the average of the beginning monthly carrying values of the purchased receivables for the period presented.

Mark Redman, Senior Vice President-Finance and CFO of Asset Acceptance Capital Corp., said: “Fortunately, we refinanced our debt in June 2007 just ahead of the start of the events that have led to the extraordinarily difficult credit markets that we are currently experiencing. Our $100 million revolving credit line matures in June 2012 and the $150 million term loan matures in June 2013. During 2008, our strong cash flow has been the primary source of funds to acquire portfolios of charged-off consumer debt. We have invested $123.2 million in purchased receivables during the first nine months of 2008 and during that time the outstanding debt on our credit facilities has been reduced by approximately $2.1 million.”

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Third Quarter 2008: Key Financial Highlights

•	Cash collections were $90.8 million in the third quarter 2008, versus $90.7 million in the prior year third quarter.

•	Total revenues increased 11.0 percent to $58.4 million in the third quarter 2008, versus $52.6 million in the prior year third quarter.

•	Net income increased to $3.0 million, or $0.10 per fully diluted share, in the third quarter 2008, versus a net loss of $1.7 million, or $0.05 per fully diluted share, in the prior year third quarter.

•

Total operating expenses were $50.1 million, or 55.2 percent of cash collections in the third quarter 2008, an improvement over operating expenses of 57.4 percent of cash collections during the same period last year.

•	Traditional call center collections declined 6.4 percent to $38.4 million or 42.3 percent of total cash collections.

•	Legal collections increased 3.9 percent to $38.1 million or 41.9 percent of total cash collections.

•	Other collections, consisting primarily of agency forwarding, bankruptcy and probate collections, accounted for $14.3 million or the remaining 15.8 percent of total cash collections.

•	Quarterly account representative productivity on a full-time equivalent basis was $39,866 in the third quarter 2008, a decline of 12.5 percent from the same period in 2007.

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Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA (Unaudited)

The Company provided the following table which reconciles GAAP net income (loss), as reported, to Adjusted EBITDA. The Company indicated that the measure “Adjusted EBITDA” is the basis for its management bonus program and a similar computation is used in its credit agreement’s financial covenants. The Company believes that Adjusted EBITDA, which is generally cash collections less operating expenses (other than non-cash operating expenses, such as depreciation and amortization) represents the Company’s cash generation which can be used to purchase receivables, pay down debt, pay income taxes, return to shareholders and for other uses. Adjusted EBITDA, which is a non-GAAP financial measure, should not be considered an alternative to, or more meaningful than, net income (loss) prepared on a GAAP basis. Additionally, Adjusted EBITDA as computed by the Company may not be comparable to similar metrics used by others in the industry.

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
Net income (loss)	$3,039,979	$(1,675,499)	$11,941,961	$16,454,919
Add: interest income and expense (net), income taxes, depreciation and amortization	6,227,984	3,191,215	20,348,675	17,455,317
Add (subtract): (gain) loss on disposal of assets	2,280	(259,852)	(153,277)	(258,553)
Add: impairment of intangible assets	—	—	445,651	—
Add (subtract): other (income) expense	1,711	(29,240)	(14,622)	(51,705)

Subtotal	9,271,954	1,226,624	32,568,388	33,599,978
Change to balance of purchased receivables	32,791,472	38,738,129	108,633,398	98,411,508
Non-cash revenue	(131,376)	(24,221)	(447,645)	(709,161)

Adjusted EBITDA	$41,932,050	$39,940,532	$140,754,141	$131,302,325

Cash collections	$90,775,528	$90,748,442	$286,232,552	$282,033,813
Other revenues, net	238,331	290,257	976,153	1,165,226
Operating expenses	(50,084,817)	(52,174,978)	(149,862,480)	(155,143,090)
Depreciation and amortization	1,000,728	1,073,957	2,950,502	3,242,223
Impairment of intangible assets	—	—	445,651	—
Loss on disposal of equipment	2,280	2,854	11,763	4,153

Adjusted EBITDA	$41,932,050	$39,940,532	$140,754,141	$131,302,325

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Third Quarter 2008 Earnings Conference Call

Asset Acceptance Capital Corp. will host a conference call at 10 a.m. Eastern today to discuss these results and current business trends. To listen to a live Web cast of the call, please go to the investor section of the Company’s web site at www.AssetAcceptance.com. A replay of the Web cast will be available until November 4, 2009.

About Asset Acceptance Capital Corp.

For more than 45 years, Asset Acceptance has provided credit originators, such as credit card issuers, consumer finance companies, retail merchants, utilities and others an efficient alternative in recovering defaulted consumer debt. For more information, please visit www.AssetAcceptance.com.

Asset Acceptance Capital Corp. Safe Harbor Statement

This press release contains certain statements, including the Company’s plans and expectations regarding its operating strategies, charged-off receivables and costs, which are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s views, expectations and beliefs at the time such statements were made with respect to such matters, as well as the Company’s future plans, objectives, events, portfolio purchases and pricing, collections and financial results such as revenues, expenses, income, earnings per share, capital expenditures, operating margins, financial position, expected results of operations and other financial items. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that make the timing, extent, likelihood and degree of occurrence of these matters difficult to predict. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “could,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and outcomes to differ materially from those described in the forward-looking statements. Risk Factors include, among others: ability to purchase charged-off consumer receivables at appropriate prices, ability to continue to acquire charged-off receivables in sufficient amounts to operate efficiently and profitably, ability to recover sufficient amounts on our charged-off receivable portfolios, employee turnover, ability to compete in the marketplace and acquiring charged-off receivables in industries with which the Company has little or no experience. These Risk Factors also include, among others, the Risk Factors discussed under “Item 1A Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K and in other SEC filings, in each case under a section titled “Risk Factors” or similar headings and those discussions regarding Risk Factors as well as the discussion of forward-looking statements in such sections are incorporated herein by reference. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company expressly disclaims any obligation to update, amend or clarify forward-looking statements.

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Supplemental Financial Data

(Unaudited Dollars in Millions, except collections per account representative)	Q3 ‘08	Q2 ‘08	Q1 ‘08	Q4 ‘07	Q3 ‘07
Total revenues	$58.4	$56.5	$64.4	$62.2	$52.6
Cash collections	$90.8	$95.2	$100.3	$89.1	$90.7
Operating expenses to cash collections	55.2%	52.2%	50.0%	58.8%	57.4%
Traditional call center collections (Note 1)	$38.4	$42.2	$47.5	$38.6	$41.0
Legal collections	$38.1	$39.9	$38.2	$37.6	$36.6
Other collections (Note 1)	$14.3	$13.1	$14.6	$12.9	$13.1
Amortization rate	36.0%	41.0%	36.4%	31.2%	42.7%
Collections on fully amortized portfolios	$18.4	$20.3	$22.2	$20.4	$21.3
Core amortization rate (Note 2)	45.1%	52.1%	46.8%	40.5%	55.7%
Investment in purchased receivables (Note 3)	$36.0	$65.1	$22.1	$60.8	$35.1
Face value of purchased receivables (Note 3)	$725.8	$1,925.1	$544.8	$1,481.5	$1,850.7
Average cost of purchased receivables (Note 3)	4.96%	3.38%	4.06%	4.11%	1.89%
Number of purchased receivable portfolios	42	52	47	46	42
Collections per account representative FTE (Note 1)	$39,866	$45,538	$53,908	$44,235	$45,549
Average account representative FTE’s (Note 1)	966	939	901	889	916

Note 1: Amounts reclassified for purposes of comparability to current periods.

Note 2: Core amortization rate is amortization divided by collections on non-fully amortized portfolios.

Note 3: All purchase data is adjusted for buybacks.

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Asset Acceptance Capital Corp.

Consolidated Statements of Operations

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
Revenues
Purchased receivable revenues, net	$58,115,432	$52,034,534	$178,046,799	$184,331,466
Gain on sale of purchased receivables	—	262,706	165,040	262,706
Other revenues, net	238,331	290,257	976,153	1,165,226

Total revenues	58,353,763	52,587,497	179,187,992	185,759,398

Expenses
Salaries and benefits	20,913,727	20,046,294	63,580,622	63,447,328
Collections expense	23,661,598	26,229,213	68,892,170	73,008,203
Occupancy	1,976,845	2,380,040	5,833,162	7,027,068
Administrative	2,529,639	2,355,442	8,148,610	7,849,901
Restructuring charges	—	87,178	—	564,214
Depreciation and amortization	1,000,728	1,073,957	2,950,502	3,242,223
Impairment of intangible assets	—	—	445,651	—
Loss on disposal of equipment	2,280	2,854	11,763	4,153

Total operating expenses	50,084,817	52,174,978	149,862,480	155,143,090

Income from operations	8,268,946	412,519	29,325,512	30,616,308

Other income (expense)
Interest income	1,766	193,832	31,795	415,956
Interest expense	(3,300,691)	(3,357,264)	(9,895,351)	(4,759,644)
Other	(1,711)	29,240	14,622	51,705

Income (loss) before income taxes	4,968,310	(2,721,673)	19,476,578	26,324,325
Income taxes (benefits)	1,928,331	(1,046,174)	7,534,617	9,869,406

Net income (loss)	$3,039,979	$(1,675,499)	$11,941,961	$16,454,919

Weighted-average number of shares:
Basic	30,570,423	30,568,041	30,561,653	33,173,613
Diluted	30,614,701	30,568,041	30,595,802	33,222,500
Earnings per common share outstanding:
Basic	$0.10	$(0.05)	$0.39	$0.50
Diluted	$0.10	$(0.05)	$0.39	$0.50

Dividends per common share	$—	$2.45	$—	$2.45

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Asset Acceptance Capital Corp.

Consolidated Statements of Financial Position

(Unaudited)

	September 30, 2008	December 31, 2007
ASSETS
Cash	$8,771,227	$10,474,479
Purchased receivables, net	358,557,240	346,198,900
Income taxes receivable	1,309,308	3,424,788
Property and equipment, net	13,342,208	11,006,658
Goodwill and other intangible assets	16,828,330	17,464,688
Other assets	7,245,578	6,083,211

Total assets	$406,053,891	$394,652,724

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$3,998,017	$3,377,068
Accrued liabilities	17,156,287	17,423,378
Notes payable	189,125,000	191,250,000
Deferred tax liability, net	60,526,015	60,164,784
Capital lease obligations	2,256	18,242

Total liabilities	$270,807,575	$272,233,472

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized; issued shares — 33,119,597 at September 30, 2008 and December 31, 2007, respectively	331,196	331,196
Additional paid in capital	146,620,181	145,610,742
Retained earnings	31,407,079	19,465,118
Accumulated other comprehensive loss, net of tax	(2,136,211)	(2,012,127)
Common stock in treasury; at cost, 2,576,670 and 2,551,556 shares at September 30, 2008 and December 31, 2007, respectively	(40,975,929)	(40,975,677)

Total stockholders’ equity	135,246,316	122,419,252

Total liabilities and stockholders’ equity	$406,053,891	$394,652,724

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Asset Acceptance Capital Corp.

Consolidated Statements of Cash Flows

(Unaudited)

	Nine months ended September 30,
	2008	2007
Cash flows from operating activities
Net income	$11,941,961	$16,454,919
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,950,502	3,242,223
Deferred income taxes	428,242	(1,544,037)
Share-based compensation expense	1,009,187	1,203,717
Net impairment of purchased receivables	8,438,250	23,457,200
Non-cash revenue	(447,645)	(709,161)
Loss on disposal of equipment	11,763	4,153
Gain on sale of purchased receivables	(165,040)	(262,706)
Impairment of intangible assets	445,651	—
Changes in assets and liabilities:
Increase in accounts payable and accrued liabilities	162,763	3,679,496
Increase in other assets	(501,792)	(2,701,457)
Decrease (increase) in income taxes receivable	2,115,480	(272,826)

Net cash provided by operating activities	26,389,322	42,551,521

Cash flows from investing activities
Investment in purchased receivables, net of buy backs	(120,546,458)	(108,329,242)
Principal collected on purchased receivables	100,195,148	74,954,308
Proceeds from the sale of purchased receivables	167,405	262,706
Purchase of property and equipment	(5,109,623)	(2,052,351)
Proceeds from the sale of property and equipment	2,515	274,397

Net cash used in investing activities	(25,291,013)	(34,890,182)

Cash flows from financing activities
Borrowings under notes payable	91,500,000	216,000,000
Repayment of notes payable	(93,625,000)	(70,375,000)
Payment of credit facilities charges	(660,575)	—
Repayment of capital lease obligations	(15,986)	(49,602)
Repurchase of common stock	—	(78,717,201)
Cash dividends paid	—	(74,891,700)

Net cash used in financing activities	(2,801,561)	(8,033,503)

Net decrease in cash	(1,703,252)	(372,164)
Cash at beginning of period	10,474,479	11,307,451

Cash at end of period	$8,771,227	$10,935,287

Supplemental disclosure of cash flow information
Cash paid for interest	$9,873,833	$3,500,176
Cash paid for income taxes	5,020,725	11,705,290
Non-cash investing and financing activities:
Change in fair value of swap liability	191,095	801,193
Change in unrealized loss on cash flow hedge	(124,084)	(501,547)